SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                     Filed by the Registrant         [X]
             Filed by a Party other than the         [ ]
                                  Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material under Rule 14a-12

         Westcore Trust
         --------------
         (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:
         (5) Total Fee Paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid;
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:


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                  ARISTATA MUTUAL FUNDS - WESTCORE TRUST MERGER

                         Denver Investment Advisors LLC

                                Telephone Script

                      (For use beginning November 1, 2004)


Introduction
------------

o        "Hello, Mr./Mrs. _(shareholder)_____ my name is ______________________, calling on behalf of Aristata Mutual Funds to follow-up on our recent mailing of proxy materials. Have you received the materials for the proposed merger of Aristata Funds into Westcore Funds?"

o        IF NO - Then help the shareholder  obtain the material he/she requires.
         Offer to continue discussing after shareholder receives materials.

o IF YES - "The Trustees for Aristata Funds are asking you to consider proposals which they have studied carefully and they recommend that you vote in favor of the proposals."

o IF YES - "Do you have any questions?" Explain voting process and that the discussion undertaken is limited to what is contained in the proxy materials. Ascertain if the shareholder intends to vote by proxy, or over the telephone, or at the annual meeting?

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Trustees have recommended that he/she vote in favor of the proposal. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

o "At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. Or, voting can be effected by telephone: 1-800-644-8525 (Option 2)."

Closing
-------

o "Thank you for your time and for your consideration. Please remember, your vote is important. Please insure that your proxy card is mailed promptly so that it can be recorded at the Aristata Shareholders meeting on November 12, 2004." (In the event the shareholder does not plan to attend the meeting in person or vote over the phone.)

Special Shareholders Meeting
----------------------------

                  November 12, 2004
                  3:30 p.m.
                  Aristata Funds
                  1625 Broadway, #2200
                  Denver, Co  80202

Telephone Voting:
-----------------

                  Aristata Funds
                  1-800-644-8595 (Option 2)